Exhibit 4.1

                      STOCK AND WARRANT PURCHASE AGREEMENT

         This Stock and Warrant Purchase Agreement (the "Agreement") is made as of March 27, 2002 between AMERICAN MEDICAL ALERT CORP., a New York corporation (the "Company"), and the purchasers who are signatories hereto (the "Purchasers").

         WHEREAS, the Company wishes to sell and the Purchasers desire to purchase shares (the "Shares") of the Company's Common Stock, $.01 par value per share ("Common Stock") and Warrants (as defined in Section 1.3), as such are being offered (the "Offering") by the Company pursuant to this Agreement and the documents as set forth herein ;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1.  Purchase and Sale of Shares and Warrants.
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                  1.1  Sale  to  the  Purchasers.   Subject  to  the  terms  and
conditions hereof, the Company will issue and sell to each Purchaser the number of Shares set forth opposite such Purchaser's name on the signature page and the number of Warrants to purchase the number of shares of Common Stock as set forth opposite such Purchaser's name on the signature page hereto for the Purchase Price (as defined below). The obligations of each Purchaser hereunder are several and not joint and no Purchaser shall be obligated to purchase any number of Shares in excess of the number set forth opposite such Purchaser's name on the signature page hereto. The Company will not be bound to any Purchaser by the provisions of this Agreement unless and until a copy of this Agreement, duly executed by the Company, is delivered to such Purchaser.

                  1.2 Minimum-Maximum Sale. Pursuant to this Agreement, the Company shall sell a maximum of 944,000 Shares of Common Stock and a maximum of 236,000 Warrants to purchase Common Stock of the Company. The minimum amount of Shares and Warrants to be sold pursuant to this Agreement is Shares and Warrants aggregating a Purchase Price of $2,000,000 (the "Minimum Amount"). The maximum amount of proceeds to be raised by the Offering will be determined by multiplying 944,000 shares of Common Stock by the purchase price per share of $3.00, for a total of $2,832,000. The "Purchase Price" applicable to each Purchaser will be equal to the number of Shares purchased by such Purchaser multiplied by $3.00 (the purchase price per share). Each 4 shares of Common Stock purchased entitles Purchaser to receive a Warrant to purchase 1 share of Common Stock. Each Warrant issued shall be in the form of Exhibit A attached hereto, and shall entitle the holder to purchase one share of Common Stock of the Company at an exercise price equal to $3.80. The Warrants shall be exercisable for a term of five years from the date of issuance. The shares of Common Stock issuable upon the exercise of the Warrants are hereinafter referred to as the "Warrant Shares."

                  1.3 Payment of Purchase Price. On or prior to the Closing Date, the Company will deliver to Purchaser against delivery of the Purchase Price, stock certificates representing the Shares and warrants representing the Warrants purchased by Purchaser. Subject to the delivery of the stock certificates and warrants, on or prior to the Closing Date (as defined below) Purchaser will wire immediately available funds in the amount of the aggregate Purchase Price for the Shares and Warrants purchased by such Purchaser hereunder, to the Bank of New York, account number 002582, as escrow agent, or such other escrow agent as may be specified by the Company and the Placement Agent (the "Escrow Agent").

         2. Closing Date and Delivery.
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                  2.1 Closing  Date.  A closing of the  purchase and sale of the
Shares and Warrants hereunder in which no less than the Minimum Amount of Shares and Warrants are sold (the "Minimum Amount Closing") may be held at any time after the receipt of the Minimum Amount by the Escrow Agent, and at such date and time (the "Minimum Amount Closing Date") as shall be agreed upon by the Company and Jesup & Lamont Securities Corp. (the "Placement Agent"), at the offices of the Placement Agent, 650 Fifth Avenue, New York, NY 11019, but in no event shall the Minimum Amount Closing Date be later than April 30, 2002. If the Minimum Amount Closing has not occurred on or prior to April 30, 2002, all subscriptions received will be promptly returned to the Purchasers without interest thereon. Subsequent closings for any amounts received and not included in the Minimum Amount Closing shall be at a date, time (together with the Minimum Amount Closing Date, each a "Closing Date") and place to be determined by the Company and the Placement Agent, but no later than June 30, 2002 (the "Termination Date"). Any subscription proceeds remaining in escrow at 5:00 p.m. New York time on the Termination Date, will be promptly returned to the Purchasers without interest thereon.

                  2.2 Deliveries at Closing.
                      ----------------------

                       (a) At or prior to each applicable  Closing,  the Company
shall deliver the following to each Purchaser: (a) a stock certificate registered in such Purchaser's name, or in such nominee name(s) as designated by the Purchaser in writing, representing the Shares purchased by such Purchaser;
(b) Warrants in such Purchaser's name, or in such nominee name(s) as designated by the Purchaser in writing; (c) an opinion of Jenkens & Gilchrist Parker Chapin LLP, dated the Closing Date and substantially in the form attached hereto as
Schedule I ("Opinion of Counsel"), with such customary exclusions and qualifications reasonably acceptable to SAFECO, the first Purchaser in the transaction; and (d) a certificate, signed by the President of the Company, to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects on and as of the applicable Closing Date as though newly made on and as of that date (except for representations and warranties which speak as of the date of the Agreement or as of another specific date or period, which shall continue to be true and correct in all material respects as of the respective dates and for the respective periods covered thereby) and (iii) the Company has performed and complied with, in all material respects, all of its covenants contained in this Agreement and required to be performed or complied with on or before the Closing.

                       (b) The Company's obligation to sell and issue the Shares and Warrants at each applicable Closing is subject to the fulfillment, to the satisfaction of the Company, on or prior to each such Closing Date, of the following conditions, any of which may be waived by the Company: (i) the representations and warranties made by the investors in Section 4 hereof, other than the representations and warranties contained in Sections 4.2, 4.3, 4.4 and
4.5 (the "Investment Representations") shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the applicable Closing Date with the same force and effect as if they had been made on and as of said date; (ii) the Purchasers shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date; (iii) the Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on such Closing Date with the same force and effect as if they had been made on and as of said date; (iv) all Purchasers participating in the applicable Closing shall have delivered the Purchase Price to the Escrow Agent; and (v) the Company shall have received (a) written notice from Nasdaq to the effect that the issuance and sale of the Shares and Warrants as contemplated hereby will not require shareholder approval pursuant to the requirements of Nasdaq Market Place Rule 4350(i), and (b) oral confirmation from Nasdaq that the 15 day notice requirement under Rule 4310(c)(17), either has passed or has been waived by Nasdaq.

                       (c) Each Purchaser's obligation to purchase the Shares shall be subject to fulfillment of the conditions specified in subparagraph 2.2(a) on or prior to the applicable Closing Date.

                       (d) Upon satisfaction of all of the conditions to each applicable Closing set forth in this Agreement, the Company and the Placement Agent shall jointly direct the Escrow Agent to deliver to the Company the applicable Purchase Price for the Shares and Warrants purchased at such Closing, less the Placement Agent fee due to the Placement Agent, and any expense that the Company has agreed to reimburse to the Placement Agent and its counsel, which the Escrow Agent shall pay directly to the Placement Agent in accordance with such joint instructions.

         3.   Representations  and  Warranties  by  the  Company.   The  Company
represents and warrants to each Purchaser as of the date hereof and, as of the Closing Date applicable to such Purchaser that:

                  3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the failure to so qualify would have a Material Adverse Effect. As used herein, Material Adverse Effect means a material adverse effect on the condition (financial or otherwise), business, operations, assets, liabilities (contingent or otherwise), property, or results from operations of the Company, taken as a whole.



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

                  3.2 Changes. Except as set forth in Schedule 3.2, and in the SEC Reports (as defined below), since September 30, 2001, the Company has not, to the extent material to the Company, (i) incurred any debts, obligations or liabilities, absolute, accrued or contingent, whether due or to become due, other than in the ordinary course of business, (ii) mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets, tangible or intangible, (iii) waived any debt owed to the Company or its subsidiaries, (iv) satisfied or discharged any lien, claim or encumbrance or paid any obligation other than in the ordinary course of business, (v) declared or paid any dividends, or (vi) entered into any transaction other than in the usual and ordinary course of business.

                  3.3 Litigation. Except as set forth in Schedule 3.3, and the SEC Reports, there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings pending or, to the best of the Company's knowledge, threatened against the Company or its properties, assets or business.

                  3.4 Compliance with Other Instruments.  Except as set forth in
Schedule 3.4, and except for such matters which, either individually or in the aggregate, would not have a Material Adverse Effect, the execution and delivery of, and the performance and compliance with, this Agreement and the Warrants and the transactions contemplated hereby or thereby, with or without the giving of notice, will not (i) result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to any agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, (ii) violate the Certificate of Incorporation or Bylaws of the Company, or, subject to the accuracy of the representations and warranties of the Purchasers contained in Article 4 of this Agreement, any law, rule, regulation, judgment, order or decree, or (iii) except for the registration of the Shares and the Warrant Shares under the Securities Act of 1933, as amended (the "Securities Act"), the listing of the Shares and the Warrant Shares on the NASDAQ Stock Market and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase of the Shares and the Warrants by the Purchasers, require any consent, approval, authorization or order of or filing with any court or governmental agency or body. The Company is not in violation of its Certificate or Bylaws nor in violation of, or in default under, any lien, mortgage, lease, agreement or instrument, except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not subject to any restriction which would prohibit the Company from entering into or performing its obligations under this Agreement or the Warrants, except for such restrictions which would not, individually or in the aggregate, have a material adverse effect on the ability of the Company to perform their obligations under this Agreement and the Warrants.

                  3.5 Reports and Financial Statements. Each Purchaser has obtained copies of the Company's 2001 Annual Report, including Form 10-KSB, for the year ended December 31, 2000, the Company's Proxy Statement in connection with the 2001 Annual Meeting of Stockholders, the Company's press releases from January 1, 2001 forward, the Company's quarterly report on Form 10-Q for the period ended September 30, 2001, and current reports on Form 8-K dated June 8, 2001 and December 6, 2001, respectively filed by the Company with the Securities and Exchange Commission (the "SEC"), (collectively with all filings of the Company with the SEC, the "SEC Reports"). As of their respective filing dates, the SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act or the 1934 Securities Exchange Act, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports. The SEC Reports, when read as a whole, as updated herein , do not contain any untrue statements of a material fact and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described in such financial statements. Each Purchaser has also reviewed a copy of the Company's private placement memorandum dated February 20, 2002.



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

                  3.6 Shares. The Shares, the Warrants and the Warrant Shares, when issued and paid for pursuant to the terms of this Agreement as the case may be, will be duly and validly authorized, issued and outstanding, fully paid, non-assessable and free and clear of all pledges, liens, encumbrances and restrictions (other than arising under federal or state securities laws). The authorized capital stock of the Company, including the Shares, conforms, and when issued, the Warrant Shares will conform, to all statements relating thereto included in the documents set forth herein. The issuance of the Shares, the Warrants and the Warrant Shares is not subject to any preemptive or other similar rights. The Company has duly reserved a sufficient number of its authorized but unissued Common Stock for issuance upon exercise of the Warrants by the Purchasers and the Placement Agent, and such shares shall remain so reserved (subject to reduction from time to time for Common Stock issued upon the exercise of the Warrants), as long as the Warrants are exercisable.

                  3.7 Securities Laws. Subject to the accuracy of the representations and warranties of the Purchasers contained in Article 4 of this Agreement, the offer, sale and issuance of the Shares, the Warrants and the Warrant Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and from the registration or qualifications requirements of the laws of any applicable state or other U.S. jurisdiction.

                  3.8 Capital Stock. As of February 20, 2002, (i) 6,514,600 shares of the Company's Common Stock were issued and outstanding, (ii) no shares of the Company's Preferred Stock were issued and outstanding, and (iii) options and warrants to purchase 1,407,493 Shares of the Company's Common Stock were issued and outstanding. All of the outstanding Shares of the Company's capital stock are validly issued, fully paid and non-assessable. Except as set forth in this Section 3.8, as of February 20, 2002, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatever under which the Company is or may be obligated to issue its Common Stock, Preferred Stock or warrants or options to purchase Common Stock or Preferred Stock. No holder of any security of the Company is entitled to any preemptive or similar rights to purchase any securities of the Company.

                  3.9 Corporate Acts and Proceedings. This Agreement has been duly authorized by the requisite corporate action and has been duly executed and delivered by an authorized officer of the Company, and is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies. The requisite corporate action necessary to the authorization, reservation, issuance and delivery of the Shares, the Warrants and the Warrant Shares has been taken by the Company. Upon execution and delivery thereof by a duly authorized officer of the Company, the Warrants will be valid and binding obligations of the Company, enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies.

                  3.10  No  Implied   Representations.   All  of  the  Company's
representations and warranties are contained in this Agreement, and no other representations or warranties by the Company shall be implied.

                  3.11 Filing of Reports. Since the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, the Company has filed with the SEC all reports and other material required to be filed by it therewith pursuant to Section 13, 14 or 15(d) of the Exchange Act and the Company is eligible to register the offer and resale of the Shares and the Warrant Shares on a registration statement on Form S-3, or any successor form (the "Registration Statement").

                  3.12 Compliance with Laws. To the Company's knowledge, the business and operations of the Company have been conducted in accordance with all applicable laws, rules and regulations of all governmental authorities, except for such violations which would not, individually or in the aggregate, have a Material Adverse Effect.

                  3.13 Closing Date. Except as to representations and warranties that speak of a specific date or period, all the representations and warranties made by the Company in this Section 3 shall be true and complete from the date of this Agreement through the Closing Date and the Company shall provide each Purchaser, before the


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

Closing, with any documents or information necessary for such representations and warranties to remain true and complete as of the Closing Date.

                  3.14  Proprietary  Rights.  The Company owns or is licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets (herein called the "Proprietary Rights") which are material to the business of the Company, as now conducted or as proposed to be conducted. The Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights. No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending or, to the knowledge of the Company, threatened, which involves any Proprietary Rights. The Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, has not entered into or is a party to any contract which restricts or impairs the use of any such Proprietary Rights in a manner which would have a material adverse effect on the use of any of the Proprietary Rights. To the knowledge of the Company, no Proprietary Rights used by the Company, and no services or products sold by the Company, conflict with or infringe upon any proprietary rights owned or licensed by any third party. The Company has not received written notice of any pending conflict with or infringement upon such third-party proprietary rights. No claims have been asserted by any person with respect to the validity of the Company's ownership or right to use the Proprietary Rights. To the knowledge of the Company, the Proprietary Rights are valid and enforceable.

                  3.15 Compliance with Environmental Laws. Except as would not, singly or in the aggregate, have a Material Adverse Effect, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the Company's knowledge, no expenditures material to the Company are or will be required to comply with any such existing statute, law or regulation. To the Company's knowledge, the Company does not have any liability to any governmental authority or other third party arising under or as a result of any such past or existing statute, law or regulation, which liability would be material to the Company.

                  3.16 Permits, Licenses, Etc. The Company owns, possesses or has obtained, and is operating in compliance with, all governmental, administrative and third party licenses, permits, certificates, registrations, approvals, consents and other authorizations (collectively, "Permits") necessary to own or lease (as the case may be) and operate its properties, whether tangible or intangible, and to conduct its businesses or operations as currently conducted, except such licenses, permits, certificates, registrations, approvals, consents and authorizations the failure of which to obtain would not have a material adverse effect on the business, properties, operations, financial condition or results of operations of the Company, and the Company has not received any notice of proceedings relating to the revocation, modification or suspension of any Permits or any circumstance which would lead it to believe that such proceedings are reasonably likely.

                  3.17 Insurance. The Company maintains insurance of the type and in the amount reasonably adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

                  3.18 Registration Rights. Except as set forth in Schedule 3.18 hereto, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise.

         4. Representations and Warranties by the Purchasers; Restrictions on Transfer.
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         Each Purchaser severally  represents and warrants to, and covenants and agrees with, the Company, as of the Closing Date applicable to such Purchaser, as follows:

                  4.1 Authorization. Purchaser is duly organized and in good standing in the jurisdiction of its organization and has all requisite legal and corporate or other power and capacity and has taken all requisite


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

corporate or other action to execute and deliver the Agreement, to purchase the Shares and the Warrants to be purchased by it and to carry out and perform all of its obligations under the Agreement. This Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies.

                  4.2 Investor Status. Purchaser is an "Accredited Investor" as defined in Rule 501 of Regulation D under the Securities Act. Purchaser acknowledges receiving and reviewing the SEC Reports. Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares and the Warrants. Purchaser has such business and financial experience as is required to give it the capacity to utilize the information received, to evaluate the risks involved in purchasing the Shares, Warrants and Warrant Shares, and making an informed decision about purchasing the Shares, Warrants and Warrant Shares, and to protect its own interests in connection with the purchase of the Shares, Warrants and Warrant Shares, and is able to bear the risks of an investment in the Shares, Warrants and Warrant shares. The foregoing, however, does not limit in any way the representations and warranties made by the Company herein. Purchaser is not itself a "broker" or a "dealer" as defined in the Exchange Act and is not an "affiliate" of the Company as defined in Rule 405 of the Securities Act. Purchaser, or any subsequent holder of the Warrants, as a condition of exercise of the Warrant, shall be required to reaffirm such representations and warranties as set forth in this Section 4, and any others that may be necessary so that the issuance of the Common Stock pursuant to the exercise of the Warrant shall be exempt from registration under the Securities Act.

                  4.3 Investment Intent. Purchaser is purchasing the Shares and the Warrants for its own account as principal, for investment purposes only, and not with a present view to or for resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Purchaser understands that its acquisition of the Shares and the Warrants has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser has, in connection with its decision to purchase the number of Shares and the Warrants set forth in this Agreement, relied solely upon the documents set forth herein and the representations and warranties of the Company contained herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares or Warrants, except in compliance with the Securities Act and the rules and regulations promulgated thereunder.

                  4.4 Registration or Exemption Requirements. Purchaser further acknowledges and understands that neither the Shares nor the Warrants may be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available, and is able to bear the economic risk of holding the Shares for an indefinite period of time and can afford a complete lost of its investment. Purchaser understands that until the Shares and Warrant Shares have been registered for resale by the Purchasers in compliance with applicable securities laws, the certificates evidencing the Shares, the Warrants and Warrant Shares will be imprinted with a legend that prohibits the transfer of the Shares, Warrants and Warrant Shares unless (a) such transaction is registered or such registration is not required, and (b) if the transfer is pursuant to an exemption from registration an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is not required to be registered or is so exempt.

                  4.5 Restriction on Sales, Short Sales and Hedging Transactions. Purchaser represents and agrees that during the period from the date Purchaser was first contacted with respect to the potential purchase of Shares and Warrants through the date of the execution of the Agreement by Purchaser, Purchaser did not, and from such date until the Registration Statement (as defined below) is declared effective, Purchaser will not, directly or indirectly, execute or effect or cause to be executed or effected any short sale, option or equity swap transactions in or with respect to the Company's Common Stock or any other derivative security transaction the purpose or effect of which is to hedge or transfer to a third party all or any part of the risk of loss associated with the ownership of the Shares and Warrants by the Purchaser.

                  4.6 No Legal, Tax Or Investment Advice. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares and the Warrants constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares and the Warrants.

                  4.7 Closing Date. All the representations and warranties made by each Purchaser in this Section 4 shall be true and complete from the date of this Agreement through the Closing Date and each Purchaser shall provide the Company, before the Closing, with any documents or information necessary to affirm that such representations and warranties to remain true and complete as of the Closing Date.

                  4.8 Compliance with Other Instruments. The execution and delivery of this Agreement, the purchase of the Shares and the Warrants, and the performance of all other obligations contemplated hereby will not (i) violate any law, rule, regulation, judgment, order or decree applicable to Purchaser, or
(ii) require any consent, approval, authorization or order of or filing with any court or governmental agency or body. Purchaser is not subject to any restriction which would prohibit it from entering into or performing its obligations under this Agreement, except for such restrictions which would not, individually or in the aggregate, have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement. There is no action, suit, order, judgment or proceeding pending or, to the knowledge of Purchaser, threatened against or affecting Purchaser that, individually or when aggregated with one or more other actions, suits, orders, judgments or proceedings, has or might reasonably be expected to have a material adverse effect on Purchaser's ability to perform any of its obligations hereunder or under any of the other agreements and instruments to be executed and delivered by Purchaser in connection herewith.

                  4.9 No Knowledge of Misrepresentations or Omissions. Purchaser has no current knowledge that the representations and warranties of the Company in this Agreement, including the Disclosure Schedules hereto, are not true and correct in all material respects, and has no actual knowledge of any material errors in, or omissions from the documents set forth herein or the Disclosure Schedules to this Agreement.

                  4.10 Compliance with Insider Trading Rules. Purchaser agrees to comply with the laws and rules pertaining to inside information at all times after the effective date of the Registration Statement.


                  4.11 No General Solicitation. The Purchaser did not learn of the investment in the Shares, Warrants and Warrant Shares as a result of any public advertising or general solicitation.

                  4.12 Reliance on Representations. Purchaser acknowledges that the Company and its counsel are entitled to rely on the representations made above.

         5. Covenants
         ------------

                  5.1 Registration Requirements.
                      -------------------------

                       (a) Promptly after, but not later than 30 days after, each Closing Date, the Company shall prepare and file a registration statement (the "Registration Statement") with the SEC under the Securities Act to register the re-offer and resale of the Shares and the Warrant Shares by the Purchasers (together, the "Registrable Securities"), and shall use its best efforts to cause such Registration Statement to become effective within ninety (90) days from the applicable Closing date, or not more than five days from the date upon which the Securities and Exchange Commission shall allow the Company to accelerate effectiveness. In the event that the Company shall fail to obtain effectiveness of the Registration Statement within the 90 -day period following the applicable Closing Date, the Company hereby agrees that it shall pay to each Purchaser in cash, an amount equal to 2% of the total dollar amount purchased by such Purchaser for each and every thirty (30) day period after the 90 day period, with respect to which such Registration Statement shall not be effective (the "Penalty Payment"), with the first payment to be made on the 91st day following the applicable Closing Date and each additional 2% payment, if any, to be made each 30 day period thereafter. Until such time as the Registration Statement is effective, the Company shall not grant any registration rights or other rights to register securities under the Securities Act unless such rights are subordinate to the rights of the Purchasers under this Section 5.1 or will not have the effect of delaying a sale or limiting the number of securities which may be sold by the Purchasers pursuant to the Registration Statement.

                       (b) The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and each Purchaser shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Registrable Securities resold by such Purchaser. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Registrable Securities and all fees and disbursements of counsel for any Purchaser.

                       (c) If the Registration Statement becomes effective, the Company will use its best efforts to: (i) keep such registration effective until the second anniversary of the date such Registration Statement is declared effective (or, in the case of Warrant Shares, the first anniversary of the date of issuance of such Warrant Shares, but in any event not later than the fourth anniversary of the date such Registration Statement is declared effective); provided, however, if Rule 144 is amended so that the longest period that Rule 144 restricts the manner in which privately placed securities may be sold is a period shorter than two years, then the period required by this clause shall be reduced to the earliest of (A) such shorter period, (B) such date as all of the Registrable Securities have been resold, or (C) such date as all Registrable Securities may be sold pursuant to Rule 144(k) (or any successor rule); (ii) except as provided in Section 5.1(f), prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement; (iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as Purchaser from time to time may reasonably request; (iv) cause the Shares and the Warrant Shares to be quoted on each quotation service on which the Common Stock of the Company is then quoted; (v) provide a transfer agent and registrar for all securities registered pursuant to the Registration Statement and a CUSIP number for all such securities; and (vi) file the documents required of the Company and otherwise use its best efforts to maintain requisite blue sky clearance in all U.S. jurisdictions in which any of the Shares are originally sold and all other states specified in writing by Purchaser, provided, however, that the Company shall not be required to qualify to do business in any state in which it is not now so qualified or has not so consented.

                       (d) The Company shall furnish to each Purchaser upon request a reasonable number of copies of a supplement to or an amendment of the prospectus used in connection with the Registration Statement as may be necessary to facilitate the public sale or other disposition of all or any of the Registrable Securities held by Purchaser.

                       (e) With a view to making available to Purchasers the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit Purchaser to sell Registrable Securities to the public without registration or pursuant to the Registration Statement, the Company covenants and agrees to use its best efforts to: (i) make and keep public information available as those terms are understood and defined in Rule 144 until the earlier of (A) the date on which the Shares may be sold pursuant to Rule 144(k) (or any successor rule) or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and Exchange Act; and (iii) furnish to any Purchaser upon request, as long as the Purchaser owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail any Purchaser of any rule or regulation of the Commission that permits the selling of any such Registrable Securities without registration or pursuant to such Registration Statement.

                       (f) For not more than 30 consecutive days, and for a total of not more than 60 days in any 12 month period, the Company may delay the disclosure of non-public information concerning the Company, by (i) postponing the filing of the Registration Statement, or (ii) suspending the use of any prospectus included in such Registration Statement which has been declared effective, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an "Allowed Delay"); provided, that the Company shall promptly (a) notify the Purchasers in writing of the existence of (but in no event, without the prior written consent of a Purchaser, shall the Company disclose to such Purchaser any of the facts or circumstances regarding) non-public information giving rise to an Allowed Delay, and (b) advise the Purchasers in writing to cease all sales under the Registration Statement until the end of the Allowed Delay. The Purchaser hereby covenants that it will not sell any securities pursuant to said Registration Statement during the Allowed Delay. Notwithstanding anything herein to the contrary, it shall only be in the best interests of the Company to postpone such filing of the Registration Statement or suspend the use of any prospectus if such is (i) required by any federal or state governmental authority or (ii) in the opinion of the Company's counsel, necessary to make changes in the Registration Statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that in the case of the Registration Statement it will not contain any untrue statement of material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein, in the light of the circumstances under which they were made, not misleading. The applicable time periods under Section 5.1(a) above, shall be tolled during any Allowed Delay.

                  5.2. Indemnification and Contribution
                       --------------------------------

                       (a) The Company agrees to indemnify and hold harmless each Purchaser from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Purchaser may become subject (under the Securities Act or otherwise) (including in settlement of litigation) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact or omission to state a material fact in the Registration Statement , including all documents filed as a part thereof and information deemed to be a part thereof, on the effective date thereof, or any amendment or supplements thereto, or arise out of any failure by the Company to fulfill any undertaking or covenant included in the Registration Statement or to perform its obligations hereunder or under law; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (i) an untrue statement or omission in such Registration Statement in reliance upon and in conformity with information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement and not corrected by the Purchaser in writing or (ii) an untrue statement or omission in any prospectus that is corrected in any subsequent prospectus, or supplement or amendment thereto, that was delivered to a Purchaser prior to the pertinent sale or sales by such Purchaser and not delivered by such Purchaser to the entity to which it made such sale(s) prior to such sale(s).

                       (b) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) an untrue statement or alleged untrue statement of a material fact or omission to state a material fact in the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser in this Agreement or specifically for use in preparation of the Registration Statement (provided, however, that no Purchaser shall be liable in any such case for any untrue statement or omission in any prospectus or Registration Statement which statement has been corrected, in writing, by such Purchaser and delivered to the Company at least 14 days before the sale from which such loss occurred), or (ii) an untrue statement or omission in any prospectus that is corrected in any subsequent prospectus or supplement or amendment thereto, that was delivered to a Purchaser at least 1 day prior to the pertinent sale or sales by such Purchaser and not delivered by such Purchaser to the entity to which it made such sale(s) prior to such sale(s), and each Purchaser, severally and not jointly, will, as incurred, reimburse the Company for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. Notwithstanding the foregoing, no Purchaser shall be liable, or required to indemnify the Company, in the aggregate, for any amount in excess of the net proceeds received by the Purchaser from the sale of the Shares or the Warrant Shares, as the case may be, to which such loss, claim, damage or liability relates.

                       (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5.2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that the indemnifying person shall not be obligated to assume the expenses of more than one counsel to represent all indemnified persons.

                       (d) If the  indemnification  provided for in this Section
5.2 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and each Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute in the aggregate any amount in excess of the net proceeds received by the Purchaser from the sale of the Shares or Warrant Shares, as the case may be, to which such loss, claim, damage or liability relates. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchaser's obligations in this subsection (d) to contribute are several in proportion to their sales of Shares or Warrant Shares, as the case may be, to which such loss relates and not joint.

         6. Restrictions on Transferability of Shares and Warrants; Compliance with Securities Act.
            --------------------------------------------------------------------

                  6.1 Restrictions on Transferability. Neither the Shares nor the Warrants shall be transferable in the absence of registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of the Agreement.

4                 6.2  Restrictive  Legend.  Until and  unless  the  Shares  and
Warrant Shares are registered under the Securities Act, each certificate representing the Shares and the Warrant Shares and each Warrant shall bear substantially the following legend (in addition to any legends required under applicable state securities laws):

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH AN EXEMPTION THEREUNDER.

                  6.3 Transfer of Shares and Warrants. Each Purchaser hereby covenants with the Company not to make any sale of the Shares or Warrants except either (a) a sale of Shares or Warrant Shares in accordance with the Registration Statement, in which case the Purchaser covenants to comply with the requirement of delivering a current prospectus, (b) a sale of Shares or Warrant Shares in accordance with Rule 144, in which case the Purchaser covenants to comply with Rule 144 and to deliver such additional certificates and documents as the Company may reasonably request, or (c) in accordance with another exemption from the registration requirements of the Securities Act. The legend set forth in Section 6.2 will be removed from a certificate representing Shares or the Warrant Shares, as the case may be, following and in connection with any sale of Shares or Warrant Shares pursuant to subsection (a) or (b) hereof but not in connection with any sale of Shares or Warrant Shares pursuant to subsection (c) hereof. The Company will substitute one or more replacement certificates without the legend at the request of the Purchaser promptly after such time as the Registration Statement becomes effective.

         7. Termination.
            -----------

                       (a) The obligations of the Company, on the one hand, and each Purchaser on the other hand, to effect the applicable Closing shall terminate as follows:

                              (i) Upon the mutual written consent of the Company
and the Purchaser;

                              (ii) By each  Purchaser,  if at any time  prior to
the applicable Closing, the Company shall cease conducting business in the normal course; become insolvent or become unable to meet its obligations as they become due; make a general assignment for the benefit of creditors; petition, apply for, suffer or permit with or without its consent the appointment of custodian, receiver, trustee in bankruptcy or similar officer for all or any substantial part of its business or assets; avail itself or become subject to any proceeding under the Federal Bankruptcy Code or any similar state, federal or foreign statute relating to bankruptcy, insolvency, reorganization, receivership, arrangement, adjustment of debts, dissolutions or liquidation.

                              (iii) By each  Purchaser if any of the  conditions
set forth in Section 2.2(a) shall have not been fulfilled on or prior to the applicable Closing Date, and shall not have been waived by such Purchasers;

                              (iv) By the Company if any of the  conditions  set
forth in Section 2.2(b) shall have not been fulfilled on or prior to the applicable Closing Date, and shall not have been waived by the Company; or

                              (v) By either the Company or each Purchaser if the
applicable Closing has not occurred on or prior to the Termination Date;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the applicable Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Agreements if such breach has resulted in the circumstances giving rise to such party's seeking to terminate its obligation to effect such Closing.

                       (b) Nothing in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Agreements or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Agreements.

                       (c) In the event that the Minimum Amount Closing does not occur on or prior to April 30, 2002, all subscriptions received will be promptly returned to the Purchasers, without any interest thereon. In the event that any subsequent closings do not occur on or prior to June 30, 2002, all subscriptions received and not closed on will be promptly returned to the applicable Purchasers.

          8.  Miscellaneous.
              -------------

                  8.1 Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Purchaser, and the sale and purchase of the Shares and the Warrants and payment therefor.

                  8.2 Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

                  8.3 Choice of Law. It is the intention of the parties that the internal laws of the State of New York, other than those which would defer to the substantive laws of another jurisdiction, shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties set forth herein.

                  8.4 Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  8.5 Assignment; Parties in Interest. This Agreement may not be pledged, assigned or otherwise transferred by the Purchasers except by operation of law but all the terms and provision of this Agreement shall be binding upon and inure to the benefit of and be enforced by the successors in interest of the parties hereto. Each successive transferee of the Purchasers shall be deemed to be a Purchaser for the purpose of Section 5 of this Agreement.

                  8.6 Amendments. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Purchasers or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of, or a waiver of any right under, this Agreement.

                  8.7 Severability. Except for Section 5, the holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

                  8.8 Notice. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by (a) telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received); or (b) registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor. Notices to Purchaser shall be addressed to _________________, ________________, _______, _________, with a copy to Jesup & Lamont Securities
Corporation,  650 Fifth Avenue, New York, NY 10019,  Facsimile:  (212) 307-2684,
Attn: Peter Stern. Notices to the Company shall be addressed to American Medical Alert Corp., 3265 Lawson Boulevard, Oceanside, New York 11572, facsimile: (516) 536-5276, Attn: Jack Rhian, with a copy to Jenkens & Gilchrist Parker Chapin, LLP, 405 Lexington Avenue, New York, New York 10174, facsimile: (212) 704-6288,
Attn: Allan Grauberd, Esq. Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

                  8.9 Waiver. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

                  8.10 Other Documents. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

                  8.11 Public Statements. The Purchaser agrees not to issue any public statement with respect to the Purchaser's investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company's prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

                  8.12 No Third Party Beneficiaries. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement, except for the holders of Registrable Securities and certain indemnitees.

                  8.13 Inconsistencies. In the event of any inconsistency between this Agreement and the agreement entered into between the Company and the Placement Agent, this Agreement shall be the final Authority.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

                                                 AMERICAN MEDICAL ALERT CORP.


                                                 By:________________________

                                                 Title:_______________________

           [PURCHASER SIGNATURE PAGE CONTINUES ON THE FOLLOWING PAGE]



                            PURCHASER SIGNATURE PAGE

         The undersigned Purchaser hereby executes the Stock and Warrant Purchase Agreement with American Medical Alert Corp. (the "Company") and hereby authorizes this signature page to be attached to a counterpart of such document executed by a duly authorized officer of the Company.

No. of Shares to be                    _________________________________________
Purchased: ____________                Name of Purchaser (PLEASE PRINT OR TYPE)

No. of Shares Underlying
Warrants: _____________

Aggregate Purchase                              [SIGN HERE]
Price:  $____________
                                                By:_____________________________

                                                Title: _________________________


                            CERTIFICATE OF SIGNATORY
                            ------------------------

I,  __________________,   do  hereby  certify  that  I  am  the  duly  appointed
_______________ of the above specified Purchaser, and that I have full power and authority to execute and deliver this Agreement on behalf of such Purchaser.


By:__________________
Name:
Date:

Schedule I

791551_3

 FORM OF OPINION OF COUNSEL TO BE DELIVERED TO THE PURCHASERS ON CLOSING DATE.

         Subject to the usual and customary assumptions, exclusions, limitations and the like of counsel to the Company, including but not limited to bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights, or equitable remedies, generally and limitations on the enforcement of the specific provisions of this Agreement, such as indemnification, due to public policy or applicable law:

         The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York.

         The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted and to enter into and perform its obligations under this Agreement.

         The Shares, the Warrants and the Warrant Shares have been duly authorized for issuance and sale to the Purchasers pursuant to this Agreement and the Warrants and, when issued and delivered by the Company pursuant to this Agreement or the Warrants against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Shares, the Warrants and the Warrant Shares is not subject to pre-emptive or other rights to subscribe for or purchase securities.

         This Agreement and each Warrant have been duly authorized, executed and delivered by the Company and are enforceable in accordance with their terms.